UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 22, 2015

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30700	84-1524410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of principal executive offices) (Zip Code)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 22, 2015, Crown Media Holdings, Inc. (the “Company”) issued a press release announcing the launch of Hallmark Channel and Hallmark Movies & Mysteries on AT&T U-verse TV. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

Forward-looking Statements

Statements contained in this Current Report contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” stated in the Company’s most recent 10-K and 10-Q Reports.  The Company is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date: July 23, 2015	By:	/s/ CHARLES STANFORD
Charles Stanford
Executive Vice President and General Counsel